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                                                                   EXHIBIT 10.10

                               DEED OF TRUST NOTE

$5,100,000.00                                                     Houston, TEXAS
                                                                  April 13, 1993

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of THE FRANKLIN LIFE INSURANCE COMPANY, an Illinois corporation ("Franklin"), the principal sum of FIVE MILLION, ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,100,000.00), with interest from date at the rate of Nine and Three-Tenths percent (9 3/10%) per annum on the unpaid balance until paid. Principal and interest shall be payable at the office of The Franklin Life Insurance Company in Springfield, Illinois, or at such other place as the holder hereof may designate in writing, in monthly installments of FORTY-THREE THOUSAND, EIGHT HUNDRED FIFTY-TWO AND NO/100 DOLLARS ($43,852.00), commencing on the first day of May, 1993, and on the first day of each month thereafter until the principal and interest are fully paid, except that the final payment of the principal and interest, if not sooner paid, shall be due and payable on the first day of April, 2018. Matured unpaid principal shall bear Eleven and Three-Tenths percent (11 3/10%) interest per annum from date of maturity until paid.

         Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Principal and interest are payable in lawful money of the United States.

         PREPAYMENT OPTION: Privilege is reserved to prepay any number of ensuing principal installments, on any interest-paying date after the 12th loan year (first loan year commences of even date with first obligatory installment of principal), upon giving sixty (60) days prior written notice to the holder hereof, by paying as a consideration therefor:

                 5% if paid after the 12th loan year,
                 4% if paid after the 13th loan year,
                 3% if paid after the 14th loan year,
                 2% if paid after the 15th loan year,
                 1% if paid after the 16th loan year,
                 0% if paid during the last 3 months of loan term

of the amount of principal so prepaid. Prepayments shall not reduce or postpone regular payments but may accelerate the maturity date of this indebtedness.

         In the event, and only in the event, that the borrower sells the property, and Franklin is unwilling to allow the assumption of the loan by the prospective purchaser, then this Deed of Trust Note will be open to prepayment of its remaining principal by paying, in lieu of the premium described hereinabove, as a consideration therefor:

         10% if paid during the first 8 loan years
         9% if paid after the 8th loan year
         8% if paid after the 9th loan year
         7% if paid after the 10th loan year
         6% if paid after the 11th loan year
         5% if paid after the 12th loan year
         4% if paid after the 13th loan year
         3% if paid after the 14th loan year
         2% if paid after the 15th loan year
         1% if paid after the 16th loan year
         0% if paid during the last 3 months of loan term

of the amount of principal so prepaid.

         In the event of default in the payment of any installment under this Deed of Trust Note which continues for ten (10) days after written notice of such default is given to the undersigned,





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the entire principal sum and accrued interest shall at once become due and payable at the option of the holder of this Deed of Trust Note. Failure to exercise this option shall not constitute a waiver of the right to exercise it at any other time.

         In the event of default in the payment of this Deed of Trust Note, and if the same is collected by an attorney at law, the undersigned hereby agree(s) to pay all costs of collection, including a reasonable attorney's fee.

         The undersigned, whether maker, surety, guarantor, endorser, or other party hereto, agree to be jointly and severally bound, and hereby waive demand, protest, and notice of demand, protest and nonpayment, and consent to any and all renewals or extensions in the time of payment hereof.

         It is expressly understood that the payee or any other holder hereof, waives any right to a deficiency judgment against the maker of this Deed of Trust Note or against maker's partners, directors, officers and shareholders and that the liability of said maker on this Deed of Trust Note and against maker's partners, directors, officers and shareholders is limited to the value of said maker's right, title, and interest in and to the real property and other property given under the Deed of Trust and the Assignment of Lease securing this Deed of Trust Note; provided, however, that the maker of this Deed of Trust Note shall be personally liable for the obligation to indemnify under paragraph I(B) of the Addendum to said Deed of Trust.

         This indebtedness is secured by a Deed of Trust of even date herewith on real property located in Brazos County, Texas.

         This Deed of Trust Note is to be construed under the laws of the State of Texas.



                                       UIRT/University Park - I, L.P., a Texas
                                       corporation, General Partner



                                       By:  /s/ Marc S. Geller
                                               ----------------------------
                                               Marc S. Geller, President






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